Filed Pursuant to Rule 424(b)(2)
Registration No. 333-192447

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Amount of registration fee
4.125% Senior Notes Due 2019	$500,000,000	$64,400

(1)	The filing fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS    SUPPLEMENT

(To Prospectus dated November 20, 2013)

$500,000,000

The ADT Corporation

4.125% Senior Notes due 2019

The ADT Corporation (“ADT”) is offering $500,000,000 of our 4.125% Senior Notes due 2019 (the “notes”). The notes will bear interest at a rate of 4.125% per annum, accruing from March 19, 2014. We will pay interest semi-annually on the notes on April 15 and October 15 of each year. The first such payment will be made on October 15, 2014. The notes will mature on April 15, 2019.

We have the option to redeem all or a portion of the notes at any time at the redemption prices set forth in this prospectus supplement plus accrued and unpaid interest to, but excluding, the redemption date. The notes will be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. If we experience a change of control triggering event, we may be required to offer to purchase the notes from holders. See “Description of the Notes—Change of Control”.

The notes will be our senior unsecured obligations and will rank equally with all of ADT’s other existing and future unsecured and unsubordinated debt. There is currently no market for the notes offered hereby, and we cannot assure you that any market will develop.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.

See “Risk Factors” beginning on page S-4 to read about important factors you should consider before buying the notes.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to ADT (before expenses)
Per note	100%	1.125%	98.875%
Total	$500,000,000	$5,625,000	$494,375,000

(1)	Plus accrued interest, if any, from March 19, 2014, if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes on or about March 19, 2014 only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking S.A.

Joint Bookrunners

BofA Merrill Lynch

Citigroup	J.P. Morgan	Morgan Stanley

Barclays	Credit Suisse	Goldman, Sachs & Co.

Co-Managers

Deutsche Bank Securities	BNY Mellon Capital Markets, LLC

Scotiabank	The Williams Capital Group, L.P.

March 5, 2014.

Prospectus Supplement

Prospectus

We have not, and the underwriters have not, authorized anyone to provide you with any additional information or any information that is different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus provided in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This document may be used only where it is legal to sell these securities. The information contained or incorporated by reference in this document is accurate only as of the date of the applicable document, unless the information specifically indicates that another date applies.

We expect that delivery of the notes will be made against payment therefor on or about March 19, 2014, which will be the tenth business day following the date of this prospectus supplement (such settlement cycle being herein referred to as “T+10”). You should note that trading of the notes prior to the delivery of the notes hereunder may be affected by the T+10 settlement cycle. See “Underwriting”.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to the “Company,” “ADT,” “we,” “us,” and “our” refer to The ADT Corporation and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering of the notes. If the description of this offering of the notes in the accompanying prospectus is different from the description in this prospectus supplement, you should rely on the information contained in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, the additional information described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and any free writing prospectus provided in connection with this offering before deciding whether to invest in the notes offered by this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the notes offered by this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC. You may read and copy any document that we file, including this prospectus supplement, at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding The ADT Corporation and other companies that file materials with the SEC electronically.

We maintain a website at www.adt.com. We make available free of charge on or through our website our periodic and current reports and proxy statements as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such Internet address into this prospectus supplement.

S-ii

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring to those documents. We hereby incorporate by reference the documents listed below. Information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended September 27, 2013 filed with the SEC on November 20, 2013 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 27, 2014, incorporated by reference therein);

•	Our Quarterly Report on Form 10-Q for the quarter ended December 27, 2013, filed with the SEC on January 30, 2014;

•	Our Current Reports on Form 8-K filed with the SEC on October 1, 2013, October 15, 2013, November 25, 2013 (Item 1.01 8-K only), November 29, 2013, December 2, 2013, December 3, 2013, and January 13, 2014; and

•	Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the completion or termination of the offering of the securities made under this prospectus supplement; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.

We will provide, without charge, to each person to whom a copy of this prospectus supplement has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus supplement, if such person makes a written or oral request directed to:

The ADT Corporation

1501 Yamato Road

Boca Raton, FL 33431

Attn: Investor Relations

S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including documents incorporated by reference, contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance, the effect of the separation of ADT from Tyco International Ltd., our former parent company (“Tyco”) and other matters. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management about future events. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. Except for our ongoing obligations to disclose material information under the U.S. federal securities laws, we are not under any obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in “Risk Factors”. Our actual results could differ materially from management’s expectations because of these factors, including:

•	competition in the markets we serve, including new entrants in these markets;

•	entry of potential competitors upon the expiration of non-competition agreements;

•	unauthorized use of our brand name;

•	risks associated with ownership of the ADT® brand name outside of the United States and Canada by Tyco;

•	failure to enforce our intellectual property rights;

•	allegations that we have infringed the intellectual property rights of third parties;

•	failure to maintain the security of our information and technology networks;

•	interruption to our monitoring facilities;

•	an increase in the rate of customer attrition;

•	downturns in the housing market and consumer discretionary income;

•	our ability to develop or acquire new technology;

•	changes in U.S. and non-U.S. governmental laws and regulations;

•	increase in government regulation of telemarketing, email marketing and other marketing upon the cost and growth of our business;

•	risks associated with our non-compete and non-solicit arrangements with Tyco;

•	shifts in consumers’ choice of, or telecommunication providers’ support for, telecommunication services and equipment;

•	our dependence on certain software technology that we license from third parties;

•	failure or interruption in products or services of third-party providers;

S-iv

•	our greater exposure to liability for employee acts or omissions or system failures;

•	interference with our customers’ access to some of our products and services through the Internet by broadband service providers;

•	potential impairment of our deferred tax assets;

•	risks associated with acquiring and integrating customer accounts;

•	potential loss of authorized dealers and affinity marketing relationships;

•	failure to realize expected benefits from acquisitions;

•	risks associated with pursuing business opportunities that diverge from our current business model;

•	adverse developments in our relationship with our employees;

•	potential liabilities for obligations of The Brink’s Company under the Coal Act;

•	changes in our credit ratings;

•	risks related to our increased indebtedness;

•	capital market conditions, including availability of funding sources;

•	potential liabilities for legacy obligations relating to the separation from Tyco;

•	failure to fully realize expected benefits from the separation from Tyco; and

•	difficulty in operating as an independent public company separate from Tyco.

These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are described in greater detail in our Annual Report on Form 10-K for the fiscal year ended September 27, 2013, under “Item 1A. Risk Factors.” Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

S-v

SUMMARY

You should read the following summary together with the entire prospectus supplement and accompanying prospectus and the documents incorporated by reference, including our financial statements and related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors” in this prospectus supplement and in the documents incorporated by reference and in the other documents that we subsequently file with the SEC.

Our Company

ADT is a leading provider of electronic security, interactive home and business automation and related monitoring services for residences and small businesses in the United States and Canada. The ADT® brand is one of the most trusted and well-known brands in the security industry today. We currently serve approximately 6.4 million residential and small business customers, making us the largest company of our kind in both the United States and Canada. ADT delivers an integrated customer experience by maintaining the industry’s largest sales, installation and service field force as well as a robust monitoring network, all backed by the support of nearly 17,000 employees and approximately 200 sales and service offices. Our broad and pioneering set of products and services, including ADT Pulse interactive home and business solutions for residences and small businesses, and home health services, meet a range of customer needs for today’s active and increasingly mobile lifestyles. Our partner network is the broadest in the industry, and includes dealers, affinity organizations such as USAA and AARP and technology providers.

Risk Factors

An investment in the notes involves risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-4, as well as the other risk factors and other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the notes.

Corporate Information

We are a Delaware corporation and our principal executive office is located in Boca Raton, Florida. Our telephone number is (561) 988-3600. Our website address is www.adt.com. Information contained in, or accessible through, our website is not incorporated into this prospectus supplement or the accompanying prospectus.

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus contain a more detailed description of the terms of the notes. Under this heading “The Offering,” references to “ADT,” “Company,” “we,” “us,” and “our” refer to The ADT Corporation and do not, unless the context otherwise indicates, include any of its subsidiaries.

Issuer	The ADT Corporation, a Delaware corporation.

Securities Offered	$500,000,000 in principal amount of 4.125% Senior Notes due 2019.

Initial Offering Price	100% of face amount.

Maturity Date	The notes will mature on April 15, 2019.

Interest Payment Dates	Interest will be paid on April 15 and October 15 of each year, commencing on October 15, 2014.

Interest Rate	The notes will bear interest at 4.125% per annum from March 19, 2014.

Optional Redemption	The notes are redeemable, at our option, in part or in whole at any time on any date prior to the maturity date at a price equal to the greater of the principal amount of the notes or a “make-whole” amount, plus in each case, accrued and unpaid interest to, but excluding, the redemption date.

Redemption of Notes for Tax Reasons	We may redeem all, but not part, of the notes upon the occurrence of specified tax events described in the accompanying prospectus under “Description of Debt Securities—Redemption Upon Changes in Withholding Taxes.”

Minimum Denomination	Interests in the global notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Ranking	The notes will be senior unsecured and unsubordinated obligations that rank equally in right of payment with all of ADT’s existing and future unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to any secured debt of ADT and structurally subordinated to any debt of ADT’s subsidiaries.

Purchase of Notes Upon a Change of Control Triggering Event	Holders of notes will have the right to require ADT to purchase all or any part of such holder’s notes if a Change of Control Triggering Event occurs with respect to the notes. See “Description of the Notes—Change of Control”.

Events of Default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the notes, see “Description of the Notes—Events of Default” in this prospectus supplement and “Description of Debt Securities—Events of Default” in the accompanying prospectus.

No Established Trading Market	The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. We cannot assure you that an active or liquid trading market for the notes will develop. If an active or liquid trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Use of Proceeds	We estimate that the net proceeds from this offering, after the underwriting discounts and commissions and other expenses, will be approximately $493.2 million. We intend to use the net proceeds primarily for repayment of borrowings under our revolving credit facility, repurchase of outstanding shares of our common stock and for general corporate purposes. See “Use of Proceeds.”

Risk Factors	You should consider carefully all the information set forth in and incorporated by reference into this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as the other information contained or incorporated herein by reference, before investing in any of the notes offered hereby.

Additional Notes	ADT may from time to time, without consent of the holders of the notes, issue notes having the same terms and conditions as the notes. Additional notes issued in this manner will form a single series with the notes offered hereby.

Governing Law	New York.

Trustee	Wells Fargo Bank, National Association.

RISK FACTORS

An investment in the notes involves certain risks. In addition to the other information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, you should carefully consider the following discussion of risks before deciding whether an investment in the notes is suitable for you. In addition, you should carefully consider the other risks, uncertainties and assumptions that are set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended September 27, 2013, before investing in the notes.

In addition to the foregoing risks relating to us, the following are additional risks relating to an investment in the notes.

We cannot assure you that an active trading market for the notes will develop.

The notes are a new issue of securities with no established trading market, and we do not intend to list them on any securities exchange. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for fixed income securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market for the notes will develop. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all.

The notes do not restrict our ability to incur additional debt, repurchase our securities or take other actions that could adversely affect holders of the notes. In addition, the restrictions contained in the indenture on our ability to grant liens and enter into sale and lease-back transactions are subject to significant exceptions.

We are not restricted under the terms of the notes from incurring additional debt or repurchasing our securities. The terms of the indenture limit our ability to secure additional debt and enter into sale and lease-back transactions. However, these limitations are subject to numerous exceptions, which, among other things, permit us to grant liens securing certain indebtedness. The notes are unsecured and are effectively subordinated to any existing or future secured indebtedness. See “Description of the Notes—Covenants—Limitations on Liens” and “Description of the Notes—Covenants—Limitation on Sale and Lease-Back Transactions” for a more detailed discussion of the exceptions.

In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations or debt ratings. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after the underwriters’ discounts and commissions and other expenses, will be approximately $493.2 million.

We intend to use the net proceeds primarily for repayment of borrowings under our revolving credit facility, repurchase of outstanding shares of our common stock and general corporate purposes. As of March 4, 2014, borrowings under our revolving credit facility consisted of $200 million maturing on March 31, 2014 at an interest rate of 1.6045%. Borrowings under our revolving credit facility were used for general corporate purposes, including share repurchases. Affiliates of certain of the underwriters are lenders under our revolving credit facility and will receive a portion of the proceeds. See “Underwriting”.

CAPITALIZATION

The following table presents our capitalization as of December 27, 2013, both actual and adjusted to give effect to the sale by us of the notes offered hereby. To the extent the net proceeds are used primarily for share repurchases, the amounts representing common stock and additional paid-in capital would decrease.

This table should also be read in conjunction with our consolidated and combined financial statements and related notes as of September 27, 2013 and our condensed and consolidated financial statements and related notes as of December 27, 2013 and the other financial information incorporated by reference into this prospectus supplement or the accompanying prospectus.

	December 27, 2013
	Actual	As Adjusted
	($ in millions, except per share numbers)
Debt Outstanding:
Revolving credit facility(1)	225	0
2.250% Notes due 2017	750	750
3.500% Notes due 2022	998	998
4.125% Notes due 2023	700	700
4.875% Notes due 2042	742	742
6.250% Notes due 2021	987	987
Notes offered hereby	—	500
Other, including capital leases	35	35

Total debt	4,437	4,712
Stockholders’ equity:
Common stock—authorized 1,000,000,000 shares of $0.01 par value; issued and outstanding shares—183,264,654 as of December 27, 2013	2	2
Additional paid-in capital	2,820	2,820
Retained earnings	360	360
Accumulated other comprehensive income	69	69

Total Capitalization (debt plus stockholders’ equity)	$7,688	$7,963

(1)	As of March 4, 2014, we have existing borrowings of $200 million under our revolving credit facility, which we expect to repay with the proceeds of this notes offering. See “Use of Proceeds”. As of March 4, 2014, there were additional $550 million available under our revolving credit facility.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods shown. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of interest expense (including amortization of debt discounts and amortization of capitalized expenses related to indebtedness), interest capitalized, and an appropriate interest factor on operating leases. Interest related to unrecognized tax benefits is recognized in income tax expense. Fixed charges represent amounts relating to continuing operations.

	Quarter Ended	Fiscal Year Ended
	December 27, 2013	September 27, 2013	September 28, 2012	September 30, 2011	September 24, 2010	September 25, 2009
Ratio of earnings to fixed charges	3.4	6.0	6.8	6.9	4.3	5.3

DESCRIPTION OF THE NOTES

ADT is offering $500,000,000 initial aggregate principal amount of its 4.125% Senior Notes due 2019 (the “notes”). The notes will constitute a new series of ADT’s senior debt securities.

The following is a description of the particular terms of the notes offered pursuant to this prospectus supplement. This description supplements and, to the extent inconsistent, modifies the description of the general terms and provisions of senior debt securities set forth in the accompanying prospectus under “Description of Debt Securities.” To the extent the description in this prospectus supplement is inconsistent with the description contained in the accompanying prospectus, you should rely on the description in this prospectus supplement. The following description is qualified in its entirety by reference to the provisions of the unsubordinated base indenture, between us and Wells Fargo Bank, National Association, as trustee, which we refer to as the indenture, including a supplement or an officers’ certificate pursuant to that indenture for the notes. A form of the unsubordinated base indenture is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

References to “ADT” in this description do not, unless the context otherwise indicates, include any of its subsidiaries. Capitalized terms used but not defined in this section shall have the respective meanings set forth in the indenture.

General

The notes will be unsecured and will rank equally with all of ADT’s other existing and future unsecured and unsubordinated debt. The notes will be effectively subordinated to any secured debt of ADT and structurally subordinated to any debt of ADT’s subsidiaries. ADT will issue a total of $500,000,000 initial aggregate principal amount of the notes that will mature on April 15, 2019.

The notes will bear interest at a rate of 4.125% per year. The date from which interest will accrue on the notes will be March 19, 2014, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the notes will be April 15 and October 15 of each year, beginning October 15, 2014. The basis upon which interest shall be calculated will be that of a 360-day year consisting of twelve 30-day months.

The notes will be issuable in whole in the registered form of one or more global securities, and the depository for such global securities shall be The Depository Trust Company, New York, New York. The notes will be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

Except as provided below and as described in the accompanying prospectus under “Description of Debt Securities—Redemption Upon Changes in Withholding Taxes,” the notes shall not be subject to redemption, repurchase or repayment at the option of any holder thereof, upon the occurrence of any particular circumstances or otherwise. The notes will not have the benefit of any sinking fund. The notes are not convertible into shares of common stock or other securities of ADT.

Covenants

In addition to the indenture covenants described under the caption “Description of Debt Securities—Covenants” in the accompanying prospectus, the following covenants shall apply with respect to the notes so long as any of the notes remain outstanding (but subject to defeasance, as provided in the indenture):

Limitations on Liens

ADT will not, and will not permit any Restricted Subsidiary (as defined below) to, issue, assume or guarantee any Indebtedness that is secured by a lien upon any property that at the time of such issuance, assumption or guarantee constitutes a Principal Property (as defined below), or any shares of stock of or

Indebtedness (as defined below) issued by any Restricted Subsidiary, whether now owned or hereafter acquired, without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the notes (together with, if ADT shall so determine, any other Indebtedness of ADT ranking equally with the notes, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at ADT’s option prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:

•	liens existing on the date the notes are first issued;

•	liens on the stock, assets or Indebtedness of a Person (as defined in the indenture) existing at the time such Person becomes a Restricted Subsidiary, unless created in contemplation of such Person becoming a Restricted Subsidiary;

•	liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by ADT or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by ADT or any Restricted Subsidiary;

•	liens on any Principal Property existing at the time of acquisition thereof by ADT or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by ADT or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by ADT or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within one year after such acquisition, or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later; provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any Principal Property theretofore owned by ADT or a Restricted Subsidiary, other than the Principal Property so acquired, constructed or improved, and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing;

•	liens securing Indebtedness owing by any Restricted Subsidiary to ADT or a subsidiary thereof;

•	liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price, or, in the case of real property, the cost of construction or improvement, of the Principal Property subject to such liens, including liens incurred in connection with pollution control, industrial revenue or similar financings;

•	pledges, liens or deposits under workers’ compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts, other than for the payment of money, or leases to which ADT or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of ADT or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which ADT or any Restricted Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

•	liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against ADT or any Restricted Subsidiary with respect to which ADT or such Restricted Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by ADT or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which ADT or such Restricted Subsidiary is a party;

•	liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease; and any other liens or charges incidental to the conduct of the business of ADT or any Restricted Subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of ADT, do not materially impair the use of such assets in the operation of the business of ADT or such Restricted Subsidiary or the value of such Principal Property for the purposes of such business;

•	liens to secure ADT’s or any Restricted Subsidiary’s obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

•	liens not permitted by the foregoing clauses, inclusive, if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all outstanding Indebtedness of ADT and its Restricted Subsidiaries, without duplication, secured by all such liens not so permitted by the foregoing bullets, inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by the first bullet under “Limitation on Sale and Lease-Back Transactions” below do not exceed the greater of $100,000,000 and 10% of Consolidated Net Worth (as defined below); and

•	any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing bullets inclusive; provided, however, that the principal amount of Indebtedness secured thereby unless otherwise excepted under the foregoing bullets shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets, or any replacements therefor, that secured the lien so extended, renewed or replaced, plus improvements and construction on real property.

Limitation on Sale and Lease-Back Transactions

ADT will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

•	ADT or such Restricted Subsidiary, at the time of entering into a Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the notes pursuant to the subsection “Limitations on Liens” above; or

•

the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property, as determined by ADT’s Board of Directors, and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition, or, in the case of real property, commencement of the construction of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of the notes, or of Funded Indebtedness of ADT or a consolidated Subsidiary ranking on a parity with or senior to the notes; provided that there shall be credited to the amount of net proceeds required to be applied pursuant to this provision an amount equal to the sum of (i) the principal amount of the notes delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the trustee for cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by ADT within such 180-day period, excluding retirements of the notes and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.

Events of Default

In addition to the events of default described under the caption “Description of Debt Securities—Events of Default” in the accompanying prospectus, the following additional event shall be established and shall constitute an “Event of Default” under the indenture with respect to the notes so long as any of the notes remain outstanding:

•	an event of default shall happen and be continuing with respect to ADT’s Indebtedness for borrowed money (other than Non-Recourse Indebtedness) under any indenture or other instrument evidencing or under which ADT shall have a principal amount outstanding (such amount with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities based on the accreted amount determined in accordance with United States generally accepted accounting principles and as of the date of the most recently prepared consolidated balance sheet of ADT) in excess of $100,000,000, and such event of default shall involve the failure to pay the principal of such Indebtedness on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten business days after notice thereof shall have been given by the trustee to ADT or by the holders of at least 25% in aggregate principal amount of outstanding notes to the trustee and ADT.

However, this additional Event of Default is subject to the following:

•	if such event of default under such indenture or instrument shall be remedied or cured by ADT or waived by the requisite holders of such Indebtedness, then the event of default under the indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the trustee or any of the holders; and

•	subject to certain duties, responsibilities and rights of the trustee under the indenture, the trustee shall not be charged with knowledge of any such event of default unless written notice thereof shall have been given to a responsible officer of the trustee by ADT, by the holder or an agent of the holder of any such Indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the holders of not less than 25% in the aggregate principal amount of outstanding notes.

Additional Notes

ADT may, without the consent of the then existing holders of the notes, “re-open” the series and issue additional notes, which additional notes will have the same terms as the notes of the same series offered hereby except for the issue price, issue date and under some circumstances, the first interest payment date. Additional notes issued in this manner will form a single series and will be fungible for tax purposes with the series of notes offered hereby.

Optional Redemption

The notes will be subject to redemption at ADT’s option on any date prior to the maturity date, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof). The notes will be redeemable at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) as determined by the Quotation Agent and delivered to the trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon due on any date after the date of redemption (excluding the portion of interest that will be accrued and unpaid to and including the date of redemption) discounted from their scheduled date of payment to the date of redemption (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus 50 basis points plus accrued and unpaid interest, if any, thereon to the date of redemption.

Optional Redemption Definitions

“Adjusted Redemption Treasury Rate,” with respect to any date of redemption, means the rate equal to the semiannual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity of the Comparable Redemption Treasury Issue, assuming a price for the Comparable Redemption Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Redemption Treasury Price for such date of redemption.

“Comparable Redemption Treasury Issue” means the United States Treasury security selected by the Quotation Agent as being the most recently issued United States Treasury note or bond as displayed by Bloomberg LP (or any successor service) on screens PXI through PX8 (or any other screens as may replace such screens on such service) that has a remaining term comparable to the remaining term of the notes to be redeemed.

“Comparable Redemption Treasury Price,” with respect to any date of redemption, means (i) the average of the Redemption Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest such Redemption Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Quotation Agent obtains fewer than four such Redemption Reference Treasury Dealer Quotations, the average of all such Redemption Reference Treasury Dealer Quotations.

“Quotation Agent” means a Redemption Reference Treasury Dealer appointed as such agent by ADT.

“Redemption Reference Treasury Dealer” means four primary U.S. government securities dealers in the United States selected by ADT.

“Redemption Reference Treasury Dealer Quotations,” with respect to each Redemption Reference Treasury Dealer and any date of redemption, means the average, as determined by the Quotation Agent, of the bid and offer prices at 11:00 a.m., New York City time, for the Comparable Redemption Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the date of redemption quoted in writing to the Quotation Agent by such Redemption Reference Treasury Dealer on the third Business Day preceding such date of redemption.

Notice of Redemption

Notice of any redemption will be sent at least 30 days but not more than 90 days before the redemption date to the trustee and each holder of notes to be redeemed. If ADT elects to redeem a portion but not all of the notes, the trustee will select the notes to be redeemed by lot, pro rata or such other fair and appropriate method, in each case in accordance with the rules and procedures of DTC, and in such manner as complies with applicable legal and stock exchange requirements, if any.

Interest on such notes or portions of notes will cease to accrue on and after the date fixed for redemption, unless ADT defaults in the payment of such redemption price and accrued interest with respect to any note or portion thereof.

If any date of redemption is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Change of Control

If a Change of Control Triggering Event (as defined below) occurs, unless ADT has exercised its option to redeem the notes, it shall be required to make an offer (a “Change of Control Offer”) to each holder of the notes to repurchase, at the holder’s election, all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in the indenture. In a Change of Control Offer, ADT shall be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at ADT’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a written notice shall be sent to the trustee and to the holders of the notes describing in reasonable detail the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is sent (a “Change of Control Payment Date”). The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

Any exercise by a holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of a note, but in that event the principal amount of such note remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

ADT shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by it and the third party purchases all notes properly tendered and not withdrawn under its offer. In addition, ADT shall not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

Notwithstanding the foregoing, ADT will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes.

For purposes of the Change of Control Offer provisions of the notes, the following terms are applicable:

“Change of Control” means the occurrence on or after the date of the indenture of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of ADT and its subsidiaries, taken as a whole, to any person, other than ADT or a direct or indirect wholly-owned subsidiary of ADT; (2) the consummation of any transaction (including any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of ADT’s outstanding Voting Stock or other Voting Stock into which ADT’s

Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) ADT consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, ADT, in any such event pursuant to a transaction in which any of ADT’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of ADT’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of ADT’s Board of Directors are not Continuing Directors; or (5) the adoption of a plan relating to ADT’s liquidation or dissolution. Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control under clause (1), (2) or (5) above if (i) ADT becomes a direct or indirect wholly-owned subsidiary of a holding company or a holding company becomes the successor to ADT under the indenture pursuant to a transaction that is permitted under the indenture and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction (or a series of related transactions) are substantially the same (and hold in the same proportions) as the holders of ADT’s Voting Stock immediately prior to that transaction. The term “person,” as used in this definition, means any Person and any two or more Persons as provided in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Director” means, as of any date of determination, any member of ADT’s Board of Directors who (1) was a member of such Board of Directors on the date of the issuance of the notes or (2) was nominated for election, elected or appointed to such Board of Directors pursuant to a proposal by a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of ADT’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Inc., and its successors.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by ADT.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of ADT’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by ADT (as certified by a resolution of ADT’s Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means the rating on the notes is lowered by at least two of the three Rating Agencies and the notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the period (which period shall be extended so long as the rating of such notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or ADT’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” means, with respect to any specified “Person” as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Definitions

As used in the notes and this prospectus supplement, the following defined terms shall have the following meanings with respect to the notes:

“Attributable Debt,” in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of ADT or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental or additional rental, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

“Consolidated Net Worth” at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of ADT as of the end of a fiscal quarter of ADT, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“Consolidated Tangible Assets” at any date means total assets less all intangible assets (as defined below) appearing on the most recently prepared consolidated balance sheet of ADT as of the end of a fiscal quarter of ADT, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet. “Intangible Assets” means the amount (if any) stated under the heading “Goodwill and Other Intangible assets, net” or under any other heading of intangible assets separately listed, in each case on the face of such consolidated balance sheet.

“Funded Indebtedness” means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

“Indebtedness” means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of ADT and its subsidiaries or as of the end of a fiscal quarter of ADT prepared in accordance with United States generally accepted accounting principles as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with United States generally accepted accounting principles), (iv) all obligations to pay the deferred purchase price of property or services, except (A) trade and similar accounts payable and accrued expenses, (B) employee compensation, deferred compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (C) obligations in respect of customer advances received and (D) obligations in connection with earnout and holdback agreements, in each case in the ordinary course of business, (v) all obligations as lessee to the extent capitalized in accordance with United States generally accepted accounting principles and (vi) all Indebtedness of others consolidated in such balance sheet that is guaranteed by ADT or any of its subsidiaries or for which ADT or any of its subsidiaries are legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

“lien” means a mortgage, pledge, security interest, lien or encumbrance.

“Non-Recourse Indebtedness” means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of ADT or any of its subsidiaries and, not to such entity personally (subject to, for the avoidance of doubt, customary exceptions contained in non-recourse financings to the non-recourse nature of the obligations thereunder).

“Principal Property” means any U.S. manufacturing, processing or assembly plant or any U.S. warehouse or distribution facility of ADT or any of its subsidiaries that is used by any U.S. Subsidiary of ADT and (A) is owned by ADT or any subsidiary of ADT on the date hereof, (B) the initial construction of which has been completed after the date hereof, or (C) is acquired after the date hereof, in each case, other than any such plants, facilities, warehouses or portions thereof, that in the opinion of the Board of Directors of ADT, are not collectively of material importance to the total business conducted by ADT and its subsidiaries as an entirety, or that has a net book value (excluding any capitalized interest expense), on the date hereof in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 2.0% of Consolidated Tangible Assets on the consolidated balance sheet of ADT and its subsidiaries as of the applicable date.

“Restricted Subsidiary” means any subsidiary of ADT that owns or leases a Principal Property.

“Sale and Lease-Back Transaction” means an arrangement with any Person providing for the leasing by ADT or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been or is to be sold or transferred by ADT or a Restricted Subsidiary to such Person other than ADT or any of its subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

Book-Entry, Delivery and Form

We expect the notes will be issued in the form of global securities held by DTC and its participants, including Euroclear and Clearstream as described under “Description of Debt Securities—Book-Entry, Delivery and Form” in the accompanying prospectus.

Defeasance

The defeasance provisions of the indenture described under the captions “Description of Debt Securities—Defeasance and Discharge of Obligations” and “—Covenant Defeasance” in the accompanying prospectus will apply to the notes.

Sinking Fund

There will not be a sinking fund for the notes.

Governing Law

The indenture and the notes shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and shall, to the extent applicable, be governed by such provisions.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax consequences of the beneficial ownership and disposition of notes. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), regulations issued under the Code, judicial authority and administrative rulings and practice, all as of the date of this prospectus supplement, all of which are subject to differing interpretation and change. Any such change may be applied retroactively and may adversely affect the federal tax consequences described in this prospectus supplement. This summary addresses only the tax consequences to investors that will hold the notes as capital assets and not as part of a hedge, straddle, conversion, constructive sale or other risk reduction transaction for U.S. federal income tax purposes. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under U.S. federal income tax laws (such as insurance companies, partnerships or other entities treated as partnerships for U.S. federal income tax purposes and investors in such partnerships or other entities, financial institutions, tax-exempt organizations, retirement plans, regulated investment companies, real estate investment trusts, securities dealers, traders in securities that elect to use a mark-to-market method of accounting for their securities, controlled foreign corporations, passive foreign investment companies, foreign estates or trusts, U.S. persons that own stock in a controlled foreign corporation or a passive foreign investment company, expatriates or U.S. persons whose functional currency for tax purposes is not the U.S. Dollar). If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds any notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend on the status of the partner and the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors. This summary does not discuss all aspects of U.S. federal income taxes (including alternative minimum tax consequences) and does not discuss any aspect of U.S. federal taxation other than federal income taxation, or state, local or non-U.S. taxation.

If you are considering the purchase of notes, you should consult your tax advisor concerning the U.S. federal income tax consequences to you in light of your specific situation, as well as the consequences arising under any federal tax law other than federal income tax law or under the laws of any state, local or non-U.S. jurisdiction.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of notes that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof, including the District of Columbia; (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or if the trust has in effect a valid election to be treated as a United States person. As used herein, the term “non-U.S. holder” means a beneficial owner (other than an entity treated as a partnership for U.S. federal income tax purposes) of notes that is not a U.S. holder for U.S. federal income tax purposes.

We will not seek a ruling from the Internal Revenue Service, referred to herein as the “IRS,” with respect to any matters discussed in this section, and we cannot assure you that the IRS will not challenge one or more of the tax consequences described below. When we use the term “holder” in this section, we are referring to a beneficial owner of the notes and not the record holder. Persons considering the purchase of notes should consult their own tax advisors concerning the application of U.S. federal tax laws to their particular situations, as well as any consequences of the purchase of notes and the beneficial ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

In certain circumstances we may be obligated to make payments on the notes in excess of stated interest and principal. See “Description of the Notes—Change of Control” in this prospectus supplement and “Description of Debt Securities—Payment of Additional Amounts” in the accompanying prospectus. We intend to take the position that there is no more than a remote likelihood that we will make the payments and the notes should accordingly not be treated as contingent payment debt instruments because of these additional payments.

If the IRS successfully challenged this position, the notes could be treated as contingent payment debt instruments and, in such a case, the U.S. holder could be required to accrue interest income at a rate that is different from (and potentially higher than) the interest income the U.S. holder might otherwise accrue on the notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of the notes. Our determination that the notes are not contingent payment debt instruments is binding on U.S. holders unless they disclose their contrary positions to the IRS in the manner that is required by applicable U.S. Treasury Regulations. U.S. holders of the notes are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof. The rest of this summary assumes our position is respected.

To ensure compliance with Internal Revenue Service Circular 230, you are hereby notified that the discussion of tax matters set forth herein (a) was not intended or written to be used, and it cannot be used, for the purpose of avoiding tax-related penalties under federal, state or local tax law; and (b) was written to support the promotion or marketing of the notes. Each taxpayer should seek advice based on such taxpayer’s particular circumstances from an independent tax advisor.

U.S. Holders

Stated Interest

It is expected that the notes will be issued without original issue discount for federal income tax purposes. In such case, interest on the notes will be includible in a U.S. holder’s gross income as ordinary income when received or accrued by such U.S. holder in accordance with its regular method of accounting for U.S. federal income tax purposes. In addition to interest on the notes, a U.S. holder will be required to include in income any additional amounts and any tax withheld from interest payments and such additional amounts, notwithstanding that such withheld tax is not in fact received by such holder.

If, contrary to our expectation, the notes’ “stated redemption price at maturity” (generally, the sum of all payments required under the note other than payments of stated interest) exceeds the issue price by more than a de minimis amount, the notes will be treated as having been issued with original issue discount and a U.S. holder will be required to include such excess in income as original issue discount, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income. The remainder of this discussion assumes that the notes will not be issued with original issue discount.

Market Discount

If a U.S. holder purchases a note (other than at original issue) for an amount less than the stated principal amount of the note, the amount of such difference is “market discount” for federal income tax purposes, unless such difference is less than 1/4 of 1% of the stated principal amount multiplied by the number of complete years to maturity from the date of such purchase.

Unless such U.S. holder elects to include market discount in income as it accrues, any gain realized on the sale, exchange, retirement, or other disposition of a note (including a gift) and any partial principal payment received on a note generally will be treated as ordinary income to the extent of any accrued market discount on the note. In addition, a U.S. holder may be required to defer deductions for a portion of the interest paid on any indebtedness incurred to purchase or carry a note that has market discount, in an amount not to exceed the accrued market discount on the note (unless the U.S. holder elects to include such market discount in income as it accrues).

In general, market discount on a note held by a U.S. holder will be considered to accrue ratably during the period from the date of purchase of the note to its maturity date, unless such U.S. holder elects to accrue market discount on a constant yield basis. U.S. holders may elect to include market discount in gross income currently as it accrues (on either a ratable or a constant yield basis), in which case the interest deferral rule described above will not apply. The election to include market discount in gross income on an accrual basis, once made, would apply to all market discount obligations acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies, and it may not be revoked without the consent of the IRS. A U.S. holder’s tax basis in the note will be increased by the amount of any market discount included in gross income under such an election. U.S. holders that hold notes with market discount should consult their tax advisors regarding the manner in which accrued market discount is calculated and the election to include market discount currently in income.

Bond Premium

In general, if a U.S. holder purchases a note for an amount greater than the sum of all amounts payable on the note (other than stated interest payments) after the date of purchase, the amount of such excess is “bond premium” for U.S. federal income tax purposes. U.S. holders may elect to amortize bond premium over the remaining term of the note (or, if it results in a smaller amount of amortizable premium, until an earlier call date) on a constant-yield basis as an offset to interest income (and not as a separate item of deduction), but only as such U.S. holder takes stated interest into account under its regular method of tax accounting. A U.S. holder’s tax basis in the note will be reduced by the amount of bond premium so amortized. If a U.S. holder does not elect to amortize bond premium, it will be required to report the full amount of stated interest on the note as ordinary income, even though it may be required to recognize a capital loss (which may not be available to offset ordinary income) on a sale or other disposition of the note. An election to amortize bond premium, once made, would apply to all debt instruments held or subsequently acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. U.S. holders that hold notes with bond premium should consult their tax advisors regarding the application of these rules.

Taxable Dispositions of Notes

Upon the sale, exchange, retirement, redemption, repurchase or other taxable disposition of a note, a U.S. holder generally will recognize gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received on such disposition (other than amounts representing accrued and unpaid interest not previously included in income, which will be treated as interest income) and (2) the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will be, in general, the cost of the note to the U.S. holder, increased by the amount of any market discount previously included in income, decreased by the amount of any bond premium previously amortized, and decreased by any payments received in respect of the note that are not stated interest payments. Subject to the market discount rules, discussed above, gain or loss realized on the sale, exchange or retirement of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such sale, exchange or retirement, the note has been held for more than one year. Otherwise, such gain or loss will be short-term capital gain or loss. Net long-term capital gain recognized by a non-corporate U.S. holder generally is subject to U.S. federal income tax at a preferential rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

When required, we will report to the holders of the notes and the IRS amounts paid on or with respect to the notes and the amount of any tax withheld from such payments. Certain U.S. holders may be subject to backup withholding (currently imposed at a rate of 28%) on payments made on or with respect to the notes and on payment of the proceeds from the disposition of a note. In general, such withholding will apply to a U.S. holder only if the holder:

•	fails to furnish its Taxpayer Identification Number, or “TIN,” which for an individual is his or her Social Security Number;

•	furnishes an incorrect TIN;

•	is notified by the IRS that it has failed properly to report payments of interest; or

•	under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest payments.

Backup withholding will apply to payments made to a U.S. holder if such holder fails to provide a properly completed IRS Form W-9 (or substitute form) to us or our paying agent. Backup withholding is not an additional tax and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided that certain required information is timely furnished to the IRS. The information reporting requirements may apply regardless of whether withholding is required.

Healthcare Legislation

United States persons that are individuals, estates or trusts (other than certain exempt trusts) generally are subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the United States person’s “net investment income” for the taxable year and (2) the excess of the United States person’s modified adjusted gross income for the taxable year over a certain threshold. A U.S. holder’s net investment income generally includes any income or gain recognized by such holder with respect to the notes, unless such income or gain is derived in the ordinary course of the conduct of such holder’s trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust should consult a tax advisor regarding the applicability of the Medicare tax to income and gains in respect of an investment in the notes.

Non-U.S. Holders

Stated Interest

Subject to the discussion of backup withholding below, under the “portfolio interest exemption,” a non-U.S. holder will generally not be subject to U.S. federal income tax (or any withholding tax) on payments of interest on the notes that is not effectively connected with the non-U.S. holder’s trade or business, provided that:

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the common stock of ADT that is entitled to vote (within the meaning of Section 871(h) of the Code);

•	the non-U.S. holder is not, and is not treated as, a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•	the non-U.S. holder is not a “controlled foreign corporation” that is related (actually or constructively) through stock ownership to ADT; and

•	certain certification requirements are met.

Under current law, the certification requirement will be satisfied in any of the following circumstances:

•	If a non-U.S. holder provides to us or our paying agent a statement on IRS Form W-8BEN (or suitable successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the non-U.S. holder by name and address and stating, among other things, that the non-U.S. holder is not a U.S. person.

•	If a note is held through a securities clearing organization, bank or another financial institution that holds customers’ securities in the ordinary course of its trade or business, (i) the non-U.S. holder provides such a form to such organization or institution, and (ii) such organization or institution, under penalty of perjury, certifies to us that it has received such statement from the beneficial owner or another intermediary and furnishes us or our paying agent with a copy thereof.

•	If a financial institution or other intermediary that holds the note on behalf of the non-U.S. holder has entered into a withholding agreement with the IRS and submits an IRS Form W-8IMY (or suitable successor form) and certain other required documentation to us or our paying agent.

Special certification rules will apply if the non-U.S. holder is a pass-through entity.

If the requirements of the portfolio interest exemption described above are not satisfied, a 30% withholding tax will apply to interest on the notes that is paid to a non-U.S. holder, unless either: (a) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder claims the benefit of that treaty by providing a properly completed and duly executed IRS Form W-8BEN (or suitable successor or substitute form) establishing qualification for benefits under the treaty, or (b) the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and the non-U.S. holder provides an appropriate statement to that effect on a properly completed and duly executed IRS Form W-8ECI or W-8BEN, as applicable (or suitable successor form).

If a non-U.S. holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, the non-U.S. holder will be required to pay U.S. federal income tax on that interest on a net income basis generally in the same manner as a U.S. holder. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any interest income that is effectively connected with a U.S. trade or business will be subject to U.S. federal income tax in the manner specified by the treaty and generally will only be subject to such tax if such income is attributable to a permanent establishment (or a fixed base in the case of an individual) maintained by the non-U.S. holder in the United States, provided that the non-U.S. holder claims the benefit of the treaty by properly submitting an IRS Form W-BEN (or suitable successor or substitute form). In addition, a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Taxable Disposition of the Notes

Subject to the discussion of backup withholding below, a non-U.S. holder generally will not be subject to U.S. federal income tax (or any withholding thereof) on any gain realized by such holder upon a sale, exchange, redemption, retirement at maturity, or other taxable disposition of a note, unless:

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year and who has a “tax home” in the United States and certain other conditions are met; or

•	the gain is effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder.

If the first exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which its U.S.-source capital gains exceed its U.S.-source capital losses. If the second exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax on the net gain derived from the sale or other disposition of the notes in the same manner as a U.S. holder. In addition, corporate non-U.S. holders may be subject to a 30% branch profits tax on any effectively connected earnings and profits for the taxable year, subject to adjustments. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, the U.S. federal income tax treatment of any such gain may be modified in the manner specified by the treaty.

Information Reporting and Backup Withholding

When required, we or our paying agent will report to the IRS and to each non-U.S. holder the amount of any interest paid on the notes in each calendar year, and the amount of U.S. federal income tax withheld, if any, with respect to these payments. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. Non-U.S. holders who have provided certification as to their non-U.S. status or who have otherwise established an exemption will generally not be subject to backup withholding tax if neither we nor our agent have actual knowledge or reason to know that such certification is unreliable or that the conditions of the exemption are in fact not satisfied.

Payments of the proceeds from the sale or other disposition (including a retirement or redemption) of a note to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, additional information reporting, but generally not backup withholding, may apply to those payments if the broker is one of the following: (a) a U.S. person, (b) a controlled foreign corporation for U.S. federal income tax purposes, (c) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business, or (d) a foreign partnership with specified connections to the United States. Payment of the proceeds from a sale or other disposition (including a retirement or redemption) of a note to or through the U.S. office of a broker will be subject to information reporting and, depending on the circumstances, backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding, provided that neither we nor our agent have actual knowledge or reason to know that such certification is unreliable or that the conditions of the exemption are in fact not satisfied.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided the required information is timely furnished to the IRS.

Legislation Involving Payments to Certain Foreign Entities

A 30% withholding tax may be imposed on interest on, and gross proceeds from the sale or other disposition of, notes paid to a foreign financial institution or to a non-financial foreign entity (including in some instances, where the foreign financial institution or non-financial foreign entity is acting as an intermediary for another party), unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

The withholding provisions described above generally apply to payments of interest made on or after July 1, 2014 and to payments of gross proceeds from a sale or other disposition of notes on or after January 1, 2017. However, such provisions do not apply to debt instruments issued before July 1, 2014 (and not materially modified on or after such date), and so such withholding would not apply to the notes. Investors should consult their tax advisors regarding this legislation and the regulations thereunder.

The discussion of tax matters set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their own tax advisors with respect to the tax consequences to them of the purchase of the notes and the beneficial ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “representative”) is acting as the representative of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below:

Underwriters	Principal Amount of the Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$130,000,000
Citigroup Global Markets Inc.	65,000,000
J.P. Morgan Securities LLC	65,000,000
Morgan Stanley & Co. LLC	65,000,000
Barclays Capital Inc.	42,500,000
Credit Suisse Securities (USA) LLC	42,500,000
Goldman, Sachs & Co.	42,500,000
Deutsche Bank Securities Inc.	20,000,000
Scotia Capital (USA) Inc.	20,000,000
BNY Mellon Capital Markets, LLC	5,000,000
The Williams Capital Group, L.P.	2,500,000

Total	$500,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters may offer the notes through certain of their affiliates.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $1.2 million and are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the notes will be made to investors on or about March 19, 2014, which will be the 10th business day following the date of this prospectus supplement (such settlement being referred to as “T+10”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses. Affiliates of certain of the underwriters are lenders under the Company’s revolving credit facility. We intend to use the net proceeds of this offering in part to repay borrowings under our revolving credit facility and therefore such affiliates will receive a portion of the proceeds. See “Use of Proceeds.” Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of the underwriters or their affiliates routinely hedge, and certain other of the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of notes may be made to the public in that Relevant Member State other than:

A. to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B. to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative; or

C. in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall require the Company or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

VALIDITY OF THE NOTES

The validity of the notes offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York and for the underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated and combined financial statements, and the related financial statement schedule, incorporated in this Prospectus Supplement by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of The ADT Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated and combined financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

UNITS

We may from time to time offer to sell our senior or subordinated debt securities, common stock or preferred stock, either separately or represented by warrants, depositary shares or purchase contracts, as well as units that include any of these securities or securities of other entities. The senior or subordinated debt securities may consist of debentures, notes or other types of debt. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “ADT.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange. The senior or subordinated debt securities, preferred stock, warrants and purchase contracts may be convertible or exercisable or exchangeable for common or preferred stock or other securities of ours or debt or equity securities of one or more other entities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. We will provide specific terms of any securities to be offered in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our principal executive offices are located at 1501 Yamato Road, Boca Raton, Florida 33431. Our telephone number is (561) 988-3600.

Investing in our securities involves certain risks. See the “Risk Factors” section of our filings with the U.S. Securities and Exchange Commission and the applicable prospectus supplement. Also see “Risk Factors” on page 6.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2013

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus.

We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.

The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

In this prospectus, except as otherwise indicated, any references to “ADT,” “we,” “us,” “our,” or the “Company” refer to The ADT Corporation and its consolidated subsidiaries. The ADT Corporation is a Delaware corporation and the issuer of the securities offered hereby. ADT was incorporated in Delaware in 2012 as a wholly-owned subsidiary of Tyco International Ltd. (“Tyco”). As part of a plan to separate Tyco into three independent companies, Tyco transferred the equity interests of the entities that held all of the assets and liabilities of its residential and small business security business in the United States and Canada to ADT. On September 28, 2012, Tyco distributed all of the shares of ADT to its shareholders on a pro rata basis, thereby completing its spin-off of ADT (the “Separation”) as an independent, publicly traded company.

WHERE YOU CAN FIND MORE INFORMATION

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC. You may read and copy any document that ADT files, including this prospectus, at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding The ADT Corporation and other companies that file materials with the SEC electronically.

We maintain a website at www.adt.com. We make available free of charge on or through our website our periodic and current reports and proxy statements as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such Internet address into this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby incorporate by reference the documents listed below. Information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended September 27, 2013 filed with the SEC on November 20, 2013 (including the portions of our Definitive Proxy Statement on Schedule 14A, incorporated by reference therein);

•	Our Current Reports on Form 8-K filed with the SEC on October 1, 2013 and October 15, 2013;

•	The description of our common stock, $0.01 par value per share, contained in our Registration Statement on Form 10, filed with the SEC on September 10, 2012, as amended or updated; and

•	Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities made under this prospectus; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus, if such person makes a written or oral request directed to:

The ADT Corporation

1501 Yamato Road

Boca Raton, FL 33431

Attn: Investor Relations

WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY ADDITIONAL INFORMATION OR ANY INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS PROVIDED IN CONNECTION WITH AN OFFERING. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS WE OTHERWISE NOTE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated by reference, contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance, the effect of the separation of ADT from Tyco and other matters. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management about future events. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. Except for our ongoing obligations to disclose material information under the U.S. federal securities laws, we are not under any obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in “Risk Factors”. Our actual results could differ materially from management’s expectations because of these factors, including:

•	competition in the markets we serve, including new entrants in these markets;

•	entry of potential competitors upon the expiration of non-competition agreements;

•	unauthorized use of our brand name;

•	risks associated with ownership of the ADT® brand name outside of the United States and Canada by Tyco, our former parent company;

•	failure to enforce our intellectual property rights;

•	allegations that we have infringed the intellectual property rights of third parties;

•	failure to maintain the security of our information and technology networks;

•	interruption to our monitoring facilities;

•	an increase in the rate of customer attrition;

•	downturns in the housing market and consumer discretionary income;

•	our ability to develop or acquire new technology;

•	changes in U.S. and non-U.S. governmental laws and regulations;

•	increase in government regulation of telemarketing, email marketing and other marketing upon cost and growth of our business;

•	risks associated with our non-compete and non-solicit arrangements with Tyco;

•	shifts in consumers’ choice of, or telecommunication providers’ support for, telecommunication services and equipment;

•	our dependence on certain software technology that we license from third parties;

•	failure or interruption in products or services of third-party providers;

•	our greater exposure to liability for employee acts or omissions or system failures;

•	interference with our customers’ access to some of our products and services through the Internet by broadband service providers;

•	potential impairment of our deferred tax assets;

•	risks associated with acquiring and integrating customer accounts;

•	potential loss of authorized dealers and affinity marketing relationships;

•	failure to realize expected benefits from acquisitions;

•	risks associated with pursuing business opportunities that diverge from our current business model;

•	adverse developments in our relationship with our employees;

•	potential liabilities for obligations of The Brink’s Company under the Coal Act;

•	changes in our credit ratings;

•	risks related to our increased indebtedness;

•	capital market conditions, including availability of funding sources;

•	potential liabilities for legacy obligations relating to the separation from Tyco;

•	failure to fully realize expected benefits from the separation from Tyco; and

•	difficulty in operating as an independent public company separate from Tyco.

These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are described in greater detail in our Annual Report on Form 10-K for the fiscal year ended September 27, 2013, under “Item 1A. Risk Factors.” Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

ABOUT THE COMPANY

ADT is a leading provider of electronic security, interactive home and business automation and related monitoring services in the United States and Canada. The ADT® brand is one of the most trusted and well-known brands in the security industry today. We currently serve approximately 6.5 million residential and small business customers, making us the largest company of our kind in both the United States and Canada. ADT delivers an integrated customer experience by maintaining the industry’s largest sales, installation and service field force as well as a robust monitoring network, all backed by the support of nearly 17,000 employees and approximately 200 sales and service offices. Our broad and pioneering set of products and services, including our interactive home and business solutions, such as ADT Pulse, and home health services, meet a range of customer needs for today’s active and increasingly mobile lifestyles. Our partner network is the broadest in the industry, and includes dealers, affinity organizations such as USAA and AARP and technology providers.

ADT was incorporated in Delaware in 2012 as a wholly-owned subsidiary of Tyco with its principal corporate offices located in Boca Raton, Florida. As part of a plan to separate Tyco into three independent companies, Tyco transferred the equity interests of the entities that held all of the assets and liabilities of its residential and small business security business in the United States and Canada to ADT. On September 28, 2012, Tyco distributed all of the shares of ADT to its shareholders on a pro rata basis, thereby completing its spin-off of ADT as an independent, publicly traded company. Our common stock is listed on the New York Stock Exchange under the symbol “ADT.”

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K and our most recent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless otherwise stated in the applicable prospectus supplement, we will use the proceeds of any offering for general corporate purposes, which may include repayment of debt, repurchases of outstanding shares of common stock, acquisitions, investments, working capital, investments in our subsidiaries and capital expenditures. Net proceeds may be temporarily invested prior to use.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods shown. This information should be read in conjunction with the consolidated and combined financial statements and the accompanying notes incorporated by reference in this prospectus and any prospectus supplement. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of interest expense (including amortization of debt discounts and amortization of capitalized expenses related to indebtedness), interest capitalized, and an appropriate interest factor on operating leases. Interest related to unrecognized tax benefits is recognized in income tax expense. Fixed charges represent amounts relating to continuing operations.

	Fiscal Year Ended
	September 27, 2013	September 28, 2012	September 30, 2011	September 24, 2010	September 25, 2009
Ratio of earnings to fixed charges	6.0	6.8	6.9	4.3	5.3

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those debt securities will be described in the applicable prospectus supplement. We also may sell hybrid debt securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

The ADT Corporation will be the issuer of any debt securities we may offer and references to “we,” “our,” or “us” in this description do not, unless the context otherwise indicates, include any of its subsidiaries. Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

The debt securities that we may offer will be either senior debt securities or subordinated debt securities. Any senior debt securities will be issued under an indenture, which we refer to as the senior indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. Any subordinated debt securities will be issued under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indenture, and to each of the trustees under the indentures as the trustee. The terms of each series of debt securities will be set forth in a resolution of the board of directors of the Company, an officer’s certificate or by a supplemental indenture. You should read the indentures, including any amendments or supplements or any officer’s certificate setting forth the terms of any series of debt securities, carefully to fully understand the terms of the debt securities. The form of senior indenture and the form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Any senior debt securities that we may issue will be our unsubordinated obligations. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. Any subordinated debt securities that we may issue will be subordinated in right of payment to the prior payment in full of our senior debt. See “Subordination of Subordinated Debt Securities.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class.

Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities with respect to which this prospectus is being delivered:

•	the title of the debt securities of the series, which shall distinguish the debt securities of the series from all other debt securities;

•	any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

•	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at the option of the Company;

•	the obligation, if any, of the Company to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;

•	if other than denominations of $2,000 or integral multiples of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

•	if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof that will be due and payable upon declaration of the maturity thereof pursuant to the indenture or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

•	the terms of any repurchase or remarketing rights;

•	if the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or debt securities may be exchanged in whole or in part for other individual debt securities in definitive registered form; the depositary for such global security or debt securities; and the form of any legend or legends to be borne by any such global security or debt securities in addition to or in lieu of the legends referred to in the indenture;

•	whether the debt securities of the series will be convertible into or exchangeable for other debt securities, common shares or other securities of any kind of the Company or another obligor, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the Company’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

•	any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

•	any provisions granting special rights to holders when a specified event occurs;

•	if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities, including provisions for original issue discount debt securities, if offered;

•	whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;

•	with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

•	whether the debt securities of the series will be issued as unrestricted debt securities or restricted debt securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on which they will be sold;

•	whether the debt securities of the series shall be issued with guarantees and, if so, the identity of the guarantor and the terms, if any, of any guarantee of the payment of principal and interest, if any, with respect to debt securities of the series and any corresponding changes to the provisions of the applicable indenture as then in effect;

•	if the debt securities are subordinated debt securities, the subordination terms of the debt securities; and

•	any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

The statements made hereunder relating to the indentures and any debt securities that we may issue are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

•	the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Redemption

If specified in the applicable prospectus supplement, we may redeem the debt securities of any series, as a whole or in part, at our option on and after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. Interest on such debt securities or portions of debt securities will cease to accrue on and after the date fixed for redemption, unless ADT defaults in the payment of such redemption price and accrued interest with respect to any such debt security or portion thereof. If any date of redemption is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Selection and Notice

Notice of any redemption will be mailed, first class postage prepaid, at least 30 days but not more than 90 days before the redemption date to the trustee and each holder of debt securities to be redeemed. If ADT elects to redeem a portion but not all of the debt securities of a series, the trustee will select the debt securities to be redeemed in accordance with a method determined by ADT and the rules and procedures of The Depository Trust Company (“DTC”) in such manner as complies with applicable legal and stock exchange requirements, if any. If less than all the debt securities of a series are to be redeemed, the notice of redemption to holders of debt securities of such series will specify the particular debt securities to be redeemed. If any debt security is to be redeemed in part only, the notice of redemption that relates to such debt security will state the portion of the principal amount of that debt security that is to be redeemed and that a new debt security in principal amount equal to the unredeemed portion of such debt security will be issued.

Reports

So long as any debt securities are outstanding, ADT shall file with the trustee, within 15 days of filing with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) (“SEC Reports”) that ADT files with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. ADT shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor). Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including ADT’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Events of Default

With respect to debt securities of a particular series, “Event of Default” means any one or more of the following, except with respect to any series of debt securities for which the supplemental indenture or resolution of the board of directors under which such series of debt securities is issued or the form of debt security for such series expressly provides that any such Event of Default does not apply to such series of debt securities:

•	a default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

•	a default in the payment of all or any part of the principal of or premium, if any, on any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;

•	a default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the debt securities of such series;

•	a default in the performance, or breach, of any covenant or agreement of ADT in respect of the debt securities of such series (other than a default or breach that is specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to ADT by the trustee or to ADT and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of a series affected by that default, a written notice specifying such default or breach and requiring it to be remedied and stating that the notice is a “notice of default” under the indenture;

•	a court having jurisdiction in the premises shall enter a decree or order for relief in respect of ADT in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of ADT or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

•	ADT shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of ADT or, for any substantial part of its property, or make any general assignment for the benefit of creditors; and

•	any other Event of Default provided in the supplemental indenture or resolution of our board of directors under which such series of debt securities is issued or in the form of debt security for such series.

If an Event of Default shall have occurred and be continuing, in each and every case, unless the principal of all the debt securities of a particular series have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to ADT and, if given by such holders, to the trustee may declare the unpaid principal of all the debt securities to be due and payable immediately.

The holders of a majority in aggregate principal amount of the debt securities of a particular series, by written notice to ADT and the trustee may waive any existing default in the performance of any of the covenants contained in the indenture or established with respect to the debt securities of such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest on, any of the debt securities as and when the same shall become due by the terms of such debt securities. Upon any such waiver, the default covered thereby and any Event of Default arising therefrom shall be deemed to be cured for all purposes of the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a particular series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided, however, that such direction shall not be in conflict with any rule of law or with the indenture or be unduly prejudicial to the rights of holders of debt securities of any other outstanding series of debt securities. Subject to the terms of the indenture, the trustee shall have the right to decline to follow any such direction if the trustee in good faith shall determine that the proceeding so directed would involve the trustee in personal liability.

No holder of debt securities of any series shall have any right to institute any suit, action or proceeding in equity or at law under the indenture or to appoint a receiver or trustee, or to seek any other remedies under the indenture unless:

•	such holder previously shall have given to the trustee written notice of an Event of Default and the continuance thereof specifying such Event of Default;

•	the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of such series shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee;

•	such holder or holders shall have offered to the trustee such indemnity and security reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

•	the trustee, for 60 days after its receipt of such written notice, request and offer of indemnity and security reasonably satisfactory to it, shall have failed to institute any such action, suit or proceeding; and

•	during such 60 day period, the holders of a majority in principal amount of the debt securities of such series do not give the trustee a direction inconsistent with such request.

The right of any holder of debt securities of any series to receive payment of principal of, and premium, if any, and interest on such debt security or to institute suit for the enforcement of any such payment shall not be impaired or affected without the consent of such holder.

Covenants

Under the indenture, the following covenants will apply to the debt securities, except with respect to any series of debt securities for which the supplemental indenture or resolution of the board of directors under which such series of debt securities is issued or the form of debt security for such series expressly provides that any such covenant does not apply to such series of debt securities:

•	ADT will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on the debt securities of a series;

•	ADT will maintain an office or agency where debt securities of such series may be presented or surrendered for payment;

•	ADT will furnish to the trustee on or before March 31 of each year a certificate executed by its principal executive, financial or accounting officer as to such officer’s knowledge of ADT’s compliance with all covenants and agreements under the indenture required to be complied with by ADT; and

•	ADT will provide written notice of an Event of Default to the trustee within 30 days of the occurrence such Event of Default.

Limitation on the Ability to Consolidate, Merge or Sell Assets

ADT will covenant that it will not merge or consolidate with any other person or sell or convey all or substantially all of its assets to any person, unless:

(1) either (i) ADT shall be the continuing entity, or (ii) the successor entity or the person which acquires by sale or conveyance substantially all the assets of ADT, (A) shall expressly assume all of the obligations of ADT under the indenture, (B) is an entity treated as a “corporation” for U.S. tax purposes and obtains either (x) an opinion, in form and substance reasonably acceptable to the trustee, of tax counsel of recognized standing reasonably acceptable to the trustee, which counsel shall include Gibson, Dunn & Crutcher LLP, or (y) a ruling from the U.S. Internal Revenue Service, in either case to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the debt securities for new debt instruments for U.S. federal income tax purposes; and (C) with respect to the debt securities of any series then outstanding, expressly undertakes the obligations described under “—Payment of Additional Amounts” in respect of such debt securities if such successor entity or other person is not organized under the laws of the United States or any state of the United States (a “Foreign Successor”); and

(2) no Event of Default (as defined in “—Events of Default” above) and no event that, after notice or lapse of time or both, would become an Event of Default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

ADT shall deliver to the trustee prior to the consummation of the proposed transaction an officer’s certificate to the forgoing effect and an opinion of counsel stating that the proposed transaction and any such supplemental indenture comply with the indenture.

Modification of the Indenture

The trustee and ADT may from time to time and at any time enter into an indenture or indentures supplemental to the indenture without the consent of any holders of any series of debt securities for one or more of the following purposes:

•	to cure any ambiguity, defect or inconsistency in the indenture or debt securities of any series, including making any such changes as are required for the indenture to comply with the Trust Indenture Act;

•	to add an additional obligor on the debt securities or to add a guarantor of any outstanding series of debt securities or to evidence the succession of another person to ADT, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of ADT, pursuant to provisions in the indenture concerning consolidation, merger, the sale of assets or successor entities;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to the covenants of ADT for the benefit of the holders of any outstanding series of debt securities or to surrender any of ADT’s rights or powers under the indenture;

•	to add any additional Events of Default for the benefit of the holders of any outstanding series of debt securities;

•	to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to secure the debt securities of any series;

•	to make any other change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of a series of debt securities, to provide which, if any, of the covenants of ADT shall apply to such series, to provide which of the Events of Default shall apply to such series, to name one or more guarantors and provide for guarantees of such series of debt securities, to provide for the terms and conditions upon which any guarantees by a guarantor of such series may be released or terminated, or to define the rights of the holders of such series of debt securities;

•	to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and are deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture; or

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.

In addition, under the indenture, with the written consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding that is affected, ADT when authorized by board resolutions, and the trustee, from time to time and at any time may enter into an indenture or indentures to supplement the indenture. However, the following changes may only be made with the consent of each holder of outstanding debt securities affected:

•	extend a fixed maturity of or any installment of principal of any debt securities of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof;

•	reduce the rate of or extend the time for payment of interest on any debt security of any series;

•	reduce the premium payable upon the redemption of any debt security;

•	make any debt security payable in currency other than that stated in the debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date;

•	modify the subordination provisions applicable to any debt security or the related guarantee in a manner adverse in any material respect to the holder thereof; or

•	reduce the percentage of debt securities, the holders of which are required to consent to any such supplemental indenture or indentures.

A supplemental indenture that changes or eliminates any covenant, Event of Default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of debt securities, if any, or which modifies the rights of the holders of debt securities of such series with respect to such covenant, Event of Default or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of it.

Information Concerning the Trustee

In case an Event of Default with respect to the debt securities of a series has occurred (that has not been cured or waived), the trustee shall exercise with respect to the debt securities of such series such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. None of the provisions contained in the indenture shall require the trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not assured to it under the terms of the indenture or indemnity and security reasonably satisfactory to it against such risk is not assured.

The trustee may resign with respect to one or more series of debt securities by giving a written notice to ADT and to the holders of the debt securities of such series. The holders of a majority in principal amount of the outstanding debt securities of a particular series may remove the trustee by notifying ADT and the trustee. ADT may remove the trustee if:

•	the trustee has or acquires a “conflicting interest,” within the meaning of Section 310(b) of the Trust Indenture Act, and fails to comply with the provisions of Section 310(b) of the Trust Indenture Act;

•	the trustee fails to comply with the eligibility requirements provided in the indenture and fails to resign after written request therefor by ADT or by any such holder in accordance with the indenture; or

•	the trustee becomes incapable of acting, or is adjudged to be bankrupt or insolvent, or commences a voluntary bankruptcy proceeding, or a receiver of the trustee or of its property is appointed or consented to, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

If the trustee resigns or is removed or if the office of the trustee is otherwise vacant, ADT will appoint a successor trustee in accordance with the provisions of the indenture.

A resignation or removal of the trustee and appointment of a successor trustee shall become effective only upon the successor trustee’s acceptance of the appointment as provided in the indenture.

Payment and Paying Agents

The interest installment on any debt security that is payable, and is punctually paid or duly provided for, on the fixed date on which an installment of interest with respect to the debt securities of that series is due and payable, shall be paid to the person in whose name such debt security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest installment.

ADT, upon written notice to the trustee, may appoint one or more paying agents, other than the trustee, for all or any series of debt securities. The debt securities of a particular series will be surrendered for payment at the office of the paying agents designated by ADT. If ADT does not designate such an office, the corporate trust office of the trustee will serve as the office of the paying agent for such series. ADT or any of its subsidiaries may act as paying agent upon written notice to the trustee.

All funds paid by ADT to a paying agent or the trustee for the payment of the principal of, premium, if any, or interest on the debt securities which remains unclaimed for at least one year after such principal, premium, if any, or interest has become due and payable will be repaid to ADT and the holder of such debt securities thereafter may look only to ADT for payment thereof.

Governing Law

The indenture and any debt securities issued thereunder shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and shall, to the extent applicable, be governed by such provisions.

Defeasance and Discharge of Obligations

ADT’s obligations with respect to any series of debt securities will be discharged upon compliance with the conditions under the caption “Covenant Defeasance” if, with respect to all debt securities of that particular series that have not been previously delivered to the trustee for cancellation or that have not become due and payable as described below, such debt securities have been paid by ADT by depositing irrevocably with the trustee, in trust, funds or governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption all such outstanding debt securities of that series, such deposit to include:

•	principal;

•	premium, if any;

•	interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; and

•	all other payments due under the terms of the indenture with respect to the debt securities of such series.

Notwithstanding the above, ADT may not be discharged from the following obligations, which will survive until such date of maturity or the redemption date for the applicable series of debt securities:

•	to make any interest or principal payments that may be required;

•	to register the transfer or exchange of the debt securities of such series;

•	to execute and authenticate the debt securities;

•	to replace stolen, lost or mutilated debt securities;

•	to maintain an office or agency;

•	to maintain paying agencies; and

•	to appoint new trustees as required.

ADT also may not be discharged from the following obligations which will survive the satisfaction and discharge of the applicable series of debt securities:

•	to compensate and reimburse the trustee in accordance with the terms of the indenture;

•	to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on the debt securities shall have respectively come due and payable and remit those payments to the holders if required; and

•	to withhold or deduct taxes as provided in the indenture.

Covenant Defeasance

Upon compliance with specified conditions, ADT will not be required to comply with some covenants contained in the indenture and the supplemental indenture, and any omission to comply with the obligations will not constitute a default or Event of Default relating to the applicable series of debt securities, or, if applicable, ADT’s obligations with respect to the applicable series of debt securities will be discharged. These conditions are:

•	ADT irrevocably deposits in trust with the trustee or, at the option of the trustee, with a trustee satisfactory to the trustee and ADT under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, funds or governmental obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal of, premium, if any, and interest on the outstanding debt securities of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by it hereunder, provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such governmental obligations to the trustee and (B) the trustee shall have been irrevocably instructed to apply such funds or the proceeds of such governmental obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of such series;

•	ADT delivers to the trustee an officer’s certificate stating that all conditions precedent specified herein relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an opinion of counsel to the same effect;

•	no Event of Default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing, on the date of such deposit;

•

ADT shall have delivered to the trustee an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of ADT’s exercise of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised;

•	such defeasance or covenant defeasance shall not (i) cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any debt securities or (ii) result in the trust arising from such deposit to constitute, unless it is registered as such, a regulated investment company under the Investment Company Act of 1940; and

•	such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on ADT pursuant to the indenture.

Redemption Upon Changes in Withholding Taxes

If a Foreign Successor is, or there is a material probability that it will become, obligated to pay Additional Amounts pursuant to “—Payment of Additional Amounts,” then the debt securities may be redeemed, as a whole but not in part, under the following conditions:

•	The Foreign Successor delivers to the trustee:

•	a certificate of such Foreign Successor stating that the obligation to pay Additional Amounts cannot be avoided by such Foreign Successor taking commercially reasonable measures available to it; and

•	a written opinion of independent legal counsel to such Foreign Successor of recognized standing to the effect that such Foreign Successor has, or there is a material probability that it will become obligated, to pay Additional Amounts and that such Foreign Successor cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it; and

•	Following the delivery of the certificate and opinion described in the previous bullet point, the debt securities may be redeemed, as a whole but not in part, upon not less than 30 and not more than 90 days’ notice (which notice shall be irrevocable); provided, however, that no notice of redemption may be given earlier than 90 days prior to the earliest date on which the Foreign Successor would be obligated to pay such Additional Amounts, and the obligation to pay Additional Amounts must still be in effect when the notice is given.

Upon the occurrence of each of the bullet points above, the Foreign Successor may redeem the debt securities at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date and Additional Amounts, if any.

Payment of Additional Amounts

The obligations described in this section “Payment of Additional Amounts” will only apply if ADT merges or consolidates with, or sells or conveys substantially all of its assets to, a Foreign Successor (as permitted under paragraph (1) in “—Covenants—Limitation on the Ability to Consolidate, Merge or Sell Assets” above).

Unless otherwise required by law, a Foreign Successor will not deduct or withhold from payments made by such Foreign Successor under or with respect all debt securities of any series on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction of organization of such Foreign Successor (the “Taxing Jurisdiction”, and such amounts imposed or levied by or on behalf of the Taxing Jurisdiction, “Taxes”). In the event that a Foreign Successor is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to the debt securities of any series, such Foreign Successor will pay such additional amounts (“Additional Amounts”) so that the net amount received by each holder of debt securities of such series

(including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

Additional Amounts will not be payable with respect to a payment made to a holder of debt securities of such series or a holder of beneficial interests in the debt securities of such series where such holder is subject to taxation on such payment by the Taxing Jurisdiction for any reason other than such holder’s mere ownership of the debt securities of such series or for or on account of:

•	any Taxes that are imposed or withheld solely because such holder or a fiduciary, settlor, beneficiary, or member of such holder if such holder is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a person holding a power over an estate or trust administered by a fiduciary holder:

•	is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction;

•	has or had any present or former connection (other than the mere fact of ownership of such debt securities) with the Taxing Jurisdiction imposing such taxes, including being or having been a citizen or resident thereof or being treated as being or having been a resident thereof; or

•	owns or owned 10% or more of the total combined voting power of all classes of stock of the Foreign Successor;

•	any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the debt securities of such series;

•	any Taxes imposed solely as a result of the presentation of such debt securities, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the debt securities of such series been presented for payment on any date during such 30-day period;

•	any Taxes imposed solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder, if such compliance is required by statute or regulation of the Taxing Jurisdiction as a precondition to relief or exemption from such Taxes;

•	any Taxes imposed by reason of any connection between such holder and the Taxing Jurisdiction (other than connections arising solely from such holder’s ownership of the debt securities);

•	any Taxes that are payable by any method other than withholding or deduction by the Foreign Successor or any paying agent from payments in respect of such debt securities and any backup withholding Taxes;

•	any Taxes required to be withheld by any paying agent from any payment in respect of any debt securities of such series if such payment can be made without such withholding by at least one other paying agent; or

•	any combination of the above conditions.

Additional Amounts will not be payable to or for the account of any holder or holder of a beneficial interest in debt securities of such series if such payment would not be subject to such withholding or deduction of Taxes but for the failure of such holder or holder of a beneficial interest in debt securities of such series to make a valid declaration of non-residence or other similar claim for exemption or to provide a certificate declaring its non-residence, and if (x) the making of such declaration or claim or the provision of such certificate is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant Taxing Authority as a precondition to an exemption from, or reduction in, the relevant Taxes, and (y) at least 90 days prior to the first payment date with respect to which the Foreign Successor shall apply this paragraph, the Foreign Successor shall have notified all holders of debt securities of any series in writing that they shall be required to provide such declaration or claim.

Additional Amounts also will not be payable to any holder or the holder of a beneficial interest in a debt security of any series that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder of such debt security or holder of such beneficial interest in a debt security, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

In addition, no Additional Amounts will be paid on account of any taxes imposed or withheld pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable) and any current or future regulations promulgated thereunder or official interpretations thereof.

At least 30 days prior to each date on which any payment under or with respect to the debt securities of a series is due and payable, if a Foreign Successor will be obligated to pay Additional Amounts with respect to such payment, the Foreign Successor will deliver to the trustee an officer’s certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such debt securities of such series on the payment date.

The foregoing provisions shall survive any termination or the discharge of the indenture and shall apply to any jurisdiction in which the Foreign Successor (or any successor to the Foreign Successor if such successor is not organized under the laws of the United States or any state of the United States) is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in this “Description of Debt Securities” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to the debt securities, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Book-Entry, Delivery and Form

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof and will be issued in registered form only, without coupons.

We anticipate that any global securities will be deposited with, or on behalf of, DTC, and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC.

Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly, if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Beneficial interests in the global securities will be held in denominations of $2,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security, and we do not appoint a successor depositary within 90 days after receiving that notice;

•	at any time DTC ceases to be a clearing agency registered or in good standing under the Exchange Act, as amended, or other applicable statute or regulation, and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or

•	we determine that that global security will be exchangeable for definitive securities in registered form and we notify the trustee of our decision.

•	A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

We will make principal and interest payments on all debt securities represented by a global security to a paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security; or

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry debt securities may be more difficult to pledge because of the lack of a physical note. So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of such debt securities. Owners of beneficial interests in such debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in definitive form and will not be considered owners or holders of debt securities under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities represented by such global security will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”), and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the U.S., Clearstream Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly. Clearstream is an indirect participant in DTC.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”), and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing, and interacts with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through Euroclear Bank S.A/N.V. (the “Euroclear Operator”), a bank incorporated under the laws of the Kingdom of Belgium, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator advises us that it is regulated and examined by the Belgian banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, herein the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of information concerning our capital stock. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of our certificate of incorporation, bylaws or Delaware law. The summary is qualified in its entirety by reference to these documents, which you must read for complete information on our capital stock. Our certificate of incorporation and bylaws are included as exhibits to this Registration Statement on Form S-3, of which this prospectus is part.

Authorized Capital Stock

Our authorized capital stock consists of 1 billion shares of common stock, par value $0.01 per share, and 50 million shares of preferred stock, $0.01 par value per share.

Common Stock

Shares Outstanding

As of November 13, 2013, there were 201,764,154 shares of common stock outstanding, and no shares of preferred stock outstanding.

Dividends

Holders of shares of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for that purpose. Future dividends are dependent on our earnings, financial condition, cash flow and business requirements, as determined by our board of directors.

Voting Rights

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders.

Other Rights

Subject to any preferential liquidation rights of holders of preferred stock that may be outstanding, upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in our assets legally available for distribution to our shareholders.

Fully Paid

The issued and outstanding shares of our common stock are fully paid and non-assessable. Any additional shares of common stock that we may issue in the future will also be fully paid and non-assessable.

The holders of our common stock do not have preemptive rights or preferential rights to subscribe for shares of our capital stock.

Preferred Stock

Our certificate of incorporation authorizes our board of directors to designate and issue from time to time one or more series of preferred stock without shareholder approval. Our board of directors may fix and determine the preferences, limitations and relative rights of each series of preferred stock.

Anti-Takeover Provisions of our Certificate of Incorporation, Bylaws and Delaware law

Certificate of Incorporation and Bylaws

Certain provisions in our certificate of incorporation and bylaws may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by shareholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control.

Our certificate of incorporation and bylaws contain provisions that permit us to issue, without any further vote or action by the shareholders, up to 50 million shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series, the designation of the series, the voting powers, if any, of the shares of the series, the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions of the shares of such series. The ability to issue such preferred stock could discourage potential acquisition proposals and could delay or prevent a change in control.

Delaware Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any “interested shareholder” (as defined below) for a period of three years following the date that such shareholder became an interested shareholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder; (2) on consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested shareholder.

Section 203 of the Delaware General Corporation Law defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested shareholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested shareholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested shareholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or (5) the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested shareholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Transfer Agent

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

Listing

ADT’s common stock is listed on the New York Stock Exchange under the symbol “ADT.”

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depositary shares, purchase contracts, warrants or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale or through any other methods described in a prospectus supplement. The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

The applicable prospectus supplement will set forth whether or not an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

VALIDITY OF THE SECURITIES

The validity of the securities issuable under this prospectus has been passed upon for us by Gibson, Dunn & Crutcher LLP. Certain legal matters in connection with an offering of securities under this prospectus and a related prospectus supplement will be passed upon for us and any underwriters by counsel that will be named in the prospectus supplement.

EXPERTS

The consolidated and combined financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of The ADT Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated and combined financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$500,000,000

The ADT Corporation

4.125% Senior Notes due 2019

PROSPECTUS    SUPPLEMENT

Joint Bookrunners

BofA Merrill Lynch

Citigroup

J.P. Morgan

Morgan Stanley

Barclays

Credit Suisse

Goldman, Sachs & Co.

Co-Managers

Deutsche Bank Securities

BNY Mellon Capital Markets, LLC

Scotiabank

The Williams Capital Group, L.P.